Century Communities Reports Record Third Quarter 2019 Results

- Net Income Increased 59% to Third Quarter Record $27.0 million –

- Net New Homes Contracts Increased 35% to Third Quarter Record of 2,046 Homes –

-  Home Deliveries Grew to Third Quarter Record of 1,891 Homes  -

- Home Sales Revenues Increased to Third Quarter Record of $573.9 Million  -

-  Improved 2019 Outlook for Revenue and Deliveries -

Greenwood Village, Colorado (October 29, 2019) – Century Communities, Inc. (NYSE: CCS), a leading national homebuilder, today announced financial results for its third quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Net income increased 59% to a third quarter record $27.0 million, or $0.87 per diluted share
•	Net new home contracts increased 35% to a third quarter record 2,046 homes
•	Home sales revenues increased to a third quarter record $573.9 million
•	Home deliveries grew to a third quarter record 1,891 homes
•	Adjusted homebuilding gross margin of 20.6% and homebuilding gross margin of 18.1%
•	Homes in backlog of 2,746 with a value of $854.9 million
•	Stockholders’ equity grew to a record $951.2 million
•	Adjusted EBITDA increased to a third quarter record $52.7 million

Dale Francescon, Co-Chief Executive Officer, stated, “We experienced improving demand trends throughout the quarter driven by lower interest rates and improved affordability. We capitalized on this constructive environment by producing another strong quarter of earnings while generating a 35% year-over-year increase in net new contracts to a third quarter record 2,046 homes. As we move into the remainder of 2019, we are well positioned for continued success given expectations for interest rates to remain low along with our strong emphasis on delivering homes to the first-time buyer throughout our broad geographical platform.”

Rob Francescon, Co-Chief Executive Officer, said, “Fundamentals across our diverse national footprint remained encouraging throughout the third quarter as our markets continued to benefit from healthy local economies and positive macroeconomic trends. We experienced considerable operating momentum across all aspects of our business generating third quarter records for revenues, net income, deliveries and net new contracts. We remain focused on deepening our presence in vibrant markets to continue to grow revenue and profitability with an on-going commitment of offering homes at entry-level price points. With our strong local market operations and a robust lot pipeline of new communities, we have the resources in place to continue to grow our business and generate attractive returns on equity into 2020 and beyond.”

Third Quarter 2019 Results

Net income for the third quarter 2019 increased 59% to $27.0 million, or $0.87 per diluted share, compared to $17.0 million or $0.56 per diluted share for the prior year quarter.

Home sales revenues for the third quarter 2019 increased to $573.9 million, compared to $552.9 million for the prior year quarter. The growth in home sales revenues was primarily attributable to an increase in deliveries to 1,891 homes, compared to 1,746 homes for the prior year quarter. Average sales price of home deliveries for the third quarter 2019 was $303,500, compared to $316,700 in the prior year quarter, consistent with the Company’s expansion of its offering of lower priced homes.

Net new home contracts in the third quarter 2019 increased 35% to 2,046 homes, compared to 1,515 homes in the prior year quarter. At the end of the third quarter 2019, the Company had 2,746 homes in backlog, with a value of $854.9 million.

Homebuilding gross margin percentage in the third quarter 2019 was 18.1%, compared to 16.8% in the prior year quarter and 17.2% in the second quarter 2019. Adjusted homebuilding gross margin percentage, excluding interest and purchase price accounting, was 20.6% in the third quarter 2019, compared to 21.2% in the prior year quarter and 19.6% in the second quarter 2019. SG&A as a percent of home sales revenues was 12.7%, compared to 12.8% in the prior year quarter, even though the Company continued to incur relocation and integration costs related to its Wade Jurney Homes acquisition.

Financial services generated pre-tax income of $2.2 million in the third quarter 2019, compared to $1.7 million in the prior year quarter.

Balance Sheet and Liquidity

As of September 30, 2019, the Company had total assets of $2.5 billion, including cash of $68.9 million and inventories of $2.1 billion. Liabilities totaled $1.5 billion, which included $1.2 billion of long-term debt. As of September 30, 2019, the Company had a record $951.2 million of stockholders’ equity, a 13% increase over the prior year quarter, and $361.2 million of available capacity under its credit facility. The Company had total liquidity of $430.1 million.

Full Year 2019 Outlook

David Messenger, Chief Financial Officer of the Company, commented, “Given encouraging buyer activity within our markets and strong execution across our business year-to-date, we are raising our full year outlook for home deliveries to be in the range of 7,700 to 8,100 homes and our home sales revenues to be in the range of $2.4 billion to $2.5 billion.”

Conference Call

The Company will host a webcast and conference call on Tuesday, October 29, 2019 at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s third quarter 2019 results, discuss recent events and conduct a question-and-answer period. To participate in the call, please dial 877-451-6152 (domestic) or 201-389-0879 (international). The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through November 29, 2019, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13695293. A replay of the webcast will be available on the Company’s website through November 29, 2019.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is a top 10 national homebuilder. Century is engaged in all aspects of homebuilding, including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Colorado-based Company sells its Century Communities and Wade Jurney Homes in 17 states across the U.S. and offers title, insurance and lending services in select markets through its Parkway Title, IHL Insurance Agency, and Inspire Home Loan subsidiaries. To learn more about Century Communities please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: Adjusted Diluted

Earnings per Common Share (Adjusted Diluted EPS), Adjusted Homebuilding Gross Margin, Adjusted EBITDA, and Ratio of Homebuilding Net Debt to Net Capital.  These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.  Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “continue,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the company’s operating and financial guidance for 2019.  Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, ability to identify and acquire desirable land, availability of financing, the effect of interest rate and tax changes, reliance on contractors, and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Home sales revenues	$573,860	$552,876	$1,705,798	$1,469,871
Land sales and other revenues	6,083	1,131	8,837	4,304
	579,943	554,007	1,714,635	1,474,175
Financial services revenue	10,419	7,722	28,734	21,292
Total revenues	590,362	561,729	1,743,369	1,495,467
Homebuilding Cost of Revenues
Cost of home sales revenues	(469,834)	(460,144)	(1,407,519)	(1,206,924)
Cost of land sales and other revenues	(4,624)	(1,093)	(6,115)	(3,010)
	(474,458)	(461,237)	(1,413,634)	(1,209,934)
Financial services costs	(8,174)	(6,056)	(22,750)	(15,836)
Selling, general, and administrative	(72,834)	(70,975)	(216,987)	(191,130)
Loss on debt extinguishment	—	—	(10,832)	—
Acquisition expense	—	(58)	—	(395)
Equity in income of unconsolidated subsidiaries	—	—	—	14,849
Other income (expense)	(56)	(545)	(499)	(553)
Income before income tax expense	34,840	22,858	78,667	92,468
Income tax expense	(7,816)	(5,810)	(19,031)	(22,207)
Net income	$27,024	$17,048	$59,636	$70,261

Earnings per share:
Basic	$0.88	$0.56	$1.96	$2.35
Diluted	$0.87	$0.56	$1.95	$2.33
Weighted average common shares outstanding:
Basic	30,587,487	30,232,376	30,378,860	29,885,858
Diluted	30,906,235	30,554,881	30,641,194	30,189,058

Century Communities, Inc.

Condensed Consolidated Balance Sheets

 (in thousands, except share amounts)

	September 30,	December 31,
	2019	2018
Assets	(unaudited)
Cash and cash equivalents	$38,508	$32,902
Cash held in escrow	30,362	24,344
Accounts receivable	17,929	13,464
Inventories	2,093,493	1,848,243
Mortgage loans held for sale	95,321	112,394
Prepaid expenses and other assets	129,925	140,397
Property and equipment, net	35,258	33,258
Deferred tax assets, net	14,277	13,763
Amortizable intangible assets, net	4,094	5,095
Goodwill	30,395	30,395
Total assets	$2,489,562	$2,254,255
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$78,695	$89,907
Accrued expenses and other liabilities	206,818	213,157
Notes payable	896,272	784,777
Revolving line of credit	278,800	202,500
Mortgage repurchase facilities	77,798	104,555
Total liabilities	1,538,383	1,394,896
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 31,249,373 and 30,154,791 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	312	302
Additional paid-in capital	627,211	595,037
Retained earnings	323,656	264,020
Total stockholders' equity	951,179	859,359
Total liabilities and stockholders' equity	$2,489,562	$2,254,255

Century Communities, Inc.

Homebuilding Operational Data

Net New Home Contracts

	Three Months Ended
	September 30,
	2019	2018	% Change
West	235	214	9.8%
Mountain	419	308	36.0%
Texas	260	150	73.3%
Southeast	494	422	17.1%
Wade Jurney Homes	638	421	51.5%
Total	2,046	1,515	35.0%

	Nine Months Ended
	September 30,
	2019	2018	% Change
West	767	616	24.5%
Mountain	1,290	1,313	(1.8)%
Texas	733	493	48.7%
Southeast	1,250	1,449	(13.7)%
Wade Jurney Homes	2,046	565	NM
Total	6,086	4,436	37.2%

NM – Not meaningful

Home Deliveries

(dollars in thousands)

	Three Months Ended September 30,
	2019		2018		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	228	$512.4	193	$548.6	18.1%	(6.6)%
Mountain	390	424.8	377	430.2	3.4%	(1.3)%
Texas	247	278.4	177	316.7	39.5%	(12.1)%
Southeast	341	347.8	424	333.2	(19.6)%	4.4%
Wade Jurney Homes	685	151.9	575	152.1	19.1%	(0.1)%
Total / Weighted Average	1,891	$303.5	1,746	$316.7	8.3%	(4.2)%

	Nine Months Ended September 30,
	2019		2018		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	683	$533.0	606	$584.2	12.7%	(8.8)%
Mountain	1,168	$430.3	1,141	$425.5	2.4%	1.1%
Texas	626	$288.6	491	$320.2	27.5%	(9.9)%
Southeast	1,036	$343.5	1,093	$329.7	(5.2)%	4.2%
Wade Jurney Homes	2,008	$150.7	740	$152.3	NM	(1.1)%
Total / Weighted Average	5,521	$309.0	4,071	$361.1	35.6%	(14.4)%

NM – Not meaningful

Century Communities, Inc.

Homebuilding Operational Data

Selling Communities

Selling communities at period end	As of September 30,		Increase/(Decrease)
	2019	2018	Amount	% Change

West	21	17	4	23.5%
Mountain	46	34	12	35.3%
Texas	19	23	(4)	(17.4)%
Southeast	43	51	(8)	(15.7)%
Wade Jurney Homes	N/A	N/A	N/A	N/A
Total	129	125	4	3.2%

N/A – Not applicable

Backlog

(dollars in thousands)

	As of September 30,
	2019			2018			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	302	$153,626	$508.7	280	$153,121	$546.9	7.9%	0.3%	(7.0)%
Mountain	523	230,203	$440.2	627	283,534	$452.0	(16.6)%	(18.8)%	(2.6)%
Texas	288	79,536	$276.2	217	75,129	$346.2	32.7%	5.9%	(20.2)%
Southeast	684	243,712	$356.3	736	241,943	$328.7	(7.1)%	0.7%	8.4%
Wade Jurney Homes	949	147,779	$155.7	1,128	177,224	$157.1	(15.9)%	(16.6)%	(0.9)%
Total / Weighted Average	2,746	$854,856	$311.3	2,988	$930,951	$311.5	(8.1)%	(8.2)%	(0.1)%

Lot Inventory

	As of September 30,
	2019			2018			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	3,210	1,920	5,130	3,611	1,908	5,519	(11.1)%	0.6%	(7.0)%
Mountain	5,011	6,883	11,894	5,426	5,479	10,905	(7.6)%	25.6%	9.1%
Texas	3,589	2,663	6,252	3,883	2,075	5,958	(7.6)%	28.3%	4.9%
Southeast	4,484	2,719	7,203	5,120	4,229	9,349	(12.4)%	(35.7)%	(23.0)%
Wade Jurney Homes	3,454	5,382	8,836	3,088	3,328	6,416	11.9%	61.7%	37.7%
Total	19,748	19,567	39,315	21,128	17,019	38,147	(6.5)%	15.0%	3.1%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted Diluted Earnings per Common Share (Adjusted Diluted EPS) is a non-GAAP financial measure that we believe is useful to management, investors and other users of the Company’s financial information in evaluating its operating results and understanding its operating trends without the effect of certain non-recurring items. The Company believes excluding certain non-recurring items provides more comparable assessment of its financial results from period to period. Adjusted Diluted EPS is calculated by excluding loss from debt extinguishment, the effect of acquisition costs and purchase price accounting for acquired work in process and gain on previously held interest in WJH, LLC from the calculation of reported EPS.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Numerator
Net income	$27,024	$17,048	$59,636	$70,261
Less: Undistributed earnings allocated to participating securities	—	—	—	(58)
Net income allocable to common stockholders	$27,024	$17,048	$59,636	$70,203
Denominator
Weighted average common shares outstanding - basic	30,587,487	30,232,376	30,378,860	29,885,858
Dilutive effect of restricted stock units	318,748	322,505	262,334	303,200
Weighted average common shares outstanding - diluted	30,906,235	30,554,881	30,641,194	30,189,058
Earnings per share:
Basic	$0.88	$0.56	$1.96	$2.35
Diluted	$0.87	$0.56	$1.95	$2.33

Adjusted Earnings per share
Numerator
Income before income tax expense	$34,840	$22,858	$78,667	$92,468
Loss on debt extinguishment	—	—	10,832	—
Purchase price accounting for acquired work in process inventory	—	11,934	1,724	28,367
Gain on previously held interest in WJH	—	—	—	(7,219)
Acquisition expense	—	58	—	395
Adjusted income before income tax expense	34,840	34,850	91,223	114,011
Adjusted income tax expense(1)	(7,816)	(8,713)	(22,069)	(28,503)
Adjusted net income	27,024	26,137	69,154	85,508
Less: Adjusted undistributed earnings allocated to participating securities	—	—	—	(71)
Adjusted net income allocable to common stockholders	$27,024	$26,137	$69,154	$85,437

Denominator - Diluted	30,906,235	30,554,881	30,641,194	30,189,058

Adjusted diluted earnings per share	$0.87	$0.86	$2.26	$2.83

(1)

The tax rate used in calculating adjusted net income for the three and nine months ended September 30, 2019 and 2018 was the estimated annual rate offset by the benefit associated with federal energy credits related to homes delivered in prior years.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding interest and purchase price accounting for acquired work in process inventory is not a measurement of financial performance under United States generally accepted accounting principles; however, the Company’s management believes that this information is meaningful as it isolates the impact that indebtedness and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin

(in thousands)

	Three Months Ended September 30,

	2019	%	2018	%

Home sales revenues	$573,860	100.0%	$552,876	100.0%
Cost of home sales revenues	(469,834)	(81.9)%	(460,144)	(83.2)%
Gross margin from home sales	104,026	18.1%	92,732	16.8%
Add: Interest in cost of home sales revenues	14,258	2.5%	12,334	2.2%
Adjusted homebuilding gross margin excluding interest	118,284	20.6%	105,066	19.0%
Add: Purchase price accounting for acquired work in process inventory	—	—%	11,934	2.2%
Adjusted homebuilding gross margin excluding interest and purchase price accounting for acquired work in process inventory	$118,284	20.6%	$117,000	21.2%

	Nine Months Ended September 30,

	2019	%	2018	%

Home sales revenues	$1,705,798	100.0%	$1,469,871	100.0%
Cost of home sales revenues	(1,407,519)	(82.5)%	(1,206,924)	(82.1)%
Gross margin from home sales	298,279	17.5%	262,947	17.9%
Add: Interest in cost of home sales revenues	41,499	2.4%	33,577	2.3%
Adjusted homebuilding gross margin excluding interest	339,778	19.9%	296,524	20.2%
Add: Purchase price accounting for acquired work in process inventory	1,724	0.1%	28,367	1.9%
Adjusted homebuilding gross margin excluding interest and purchase price accounting for acquired work in process inventory	$341,502	20.0%	$324,891	22.1%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure we use as a supplemental measure in evaluating operating performance. The Company defines adjusted EBITDA as consolidated net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense, (iv) depreciation and amortization expense, (v) loss on debt extinguishment; and (vi) adjustments resulting from the application of purchase accounting for acquired work in process inventory related to business combinations. The Company believes adjusted EBITDA provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, the Company’s management believes that this measurement is useful for comparing general operating performance from period to period. Adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. The Company’s presentation of adjusted EBITDA should not be construed as an indication that its future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Net income	$27,024	$17,048	58.5%	$59,636	$70,261	(15.1)%
Income tax expense	7,816	5,810	34.5%	19,031	22,207	(14.3)%
Interest in cost of home sales revenues	14,258	12,334	15.6%	41,499	33,577	23.6%
Interest expense (income)	—	(205)	N/M	15	(579)	N/M
Depreciation and amortization expense	3,597	3,291	9.3%	9,793	8,803	11.2%
EBITDA	52,695	38,278	37.7%	129,974	134,269	(3.2)%
Loss on debt extinguishment	—	—	N/M	10,832	—	N/M
Purchase price accounting for acquired work in process inventory	—	11,934	(100.0)%	1,724	28,367	(93.9)%
Purchase price accounting for investment in unconsolidated subsidiaries outside basis	—	—	N/M	—	60	N/M
Acquisition expense	—	58	N/M	—	395	N/M
Adjusted EBITDA	$52,695	$50,270	4.8%	$142,530	$163,091	(12.6)%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (senior notes payable and revolving line of credit less cash held in escrow and cash and cash equivalents) by net capital (net homebuilding debt plus total stockholders’ equity). The most directly comparable GAAP measure is the ratio of debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	September 30,	December 31,
	2019	2018
Total homebuilding debt	$1,175,072	$987,277
Total stockholders' equity	951,179	859,359
Total capital	$2,126,251	$1,846,636
Debt to capital	55.3%	53.5%

Total homebuilding debt	$1,175,072	$987,277
Cash and cash equivalents	(38,508)	(32,902)
Cash held in escrow	(30,362)	(24,344)
Net homebuilding debt	1,106,202	930,031
Total stockholders' equity	951,179	859,359
Net capital	$2,057,381	$1,789,390

Net homebuilding debt to net capital	53.8%	52.0%

Contact Information:

Investor Relations:

303-268-8398

InvestorRelations@CenturyCommunities.com